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                                                                EXHIBIT 8.2



                               February 29, 1996



Financial Benefit Group, Inc.
7251 West Palmetto Park Road
Boca Raton, Florida  33433

Ladies and Gentlemen:

         This opinion is delivered in our capacity as counsel to Financial Benefit Group, Inc., a Delaware corporation ("FBG"), pursuant to Section 8.3(e) of the Agreement and Plan of Merger dated as of September 8, 1995 (the "Merger Agreement"), by and among FBG, AmVestors Financial Corporation, a Kansas corporation ("AmVestors"), and AmVestors Acquisition Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of AmVestors ("Acquisition Subsidiary"), and in connection with the filing of the Registration Statement on Form S-4 No. 333-01309 (the "Registration Statement") filed as a Joint Proxy Statement/Prospectus with the Securities and Exchange Commission on February 29, 1996. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

         In rendering this opinion, we have reviewed copies of the Merger Agreement, the Registration Statement and such other documents as we have deemed necessary or relevant for purposes of this opinion. In addition to these documents, we have relied upon the written representations of FBG and AmVestors as to certain factual matters.

         In rendering the opinions set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (v) the accuracy and completeness of all documents made available to us and (vi) the accuracy as to facts of all representations, warranties and written statements. We have also assumed, without investigation, that all documents, warranties and covenants relating to the Merger on which we have relied in rendering the opinions set forth herein and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinions set forth herein, from such earlier date through and including the date of this letter. Finally, we have assumed that the AmVestors Stock Price will exceed $9.00 at the Effective Time of the Merger.
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Financial Benefit Group, Inc.
February 29, 1996
Page 2



         Based upon the foregoing, we are of the opinion that the Merger, when consummated in accordance with the terms of the Merger Agreement and as described in the Registration Statement, will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the information set forth in the Registration Statement under the heading "Certain Federal Income Tax Consequences," to the extent that it constitutes matters of law, summaries of legal matters, or legal conclusions, is accurate in all material respects.

         The foregoing opinions reflect our best professional judgment as to the correct federal income tax treatment, under current law, of those aspects of the proposed transactions to which the opinions relate. We note that our opinion is based upon our review of the documents described above, the statements, representations and assumptions referred to above, the provisions of the Code, the regulations, published rulings and announcements thereunder, and the judicial interpretations thereof currently in effect. Any change in applicable law or any of the facts and circumstances described in the Registration Statement, or inaccuracy of any statements, representations or assumptions on which we have relied, may affect the continuing validity of our opinion.

         We express no opinion regarding the potential impact on the Merger of events occurring after the Merger, including, without limitation, any possible future liquidation of Acquisition Subsidiary.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the headings "Certain Federal Income Tax Consequences" and "Legal Matters" in the prospectus filed as a part thereof. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the Merger. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.


                                        Very truly yours,



                                        /s/ LORD, BISSELL & BROOK
                                        -------------------------
                                            LORD, BISSELL & BROOK